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Exhibit 32.1

Certification Pursuant To
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002.

        In connection with the Annual Report of eCollege.com (the "Company") on Form 10-K/A for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Oakleigh Thorne, Chief Executive Officer of the Company, and Reid Simpson, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ OAKLEIGH THORNE Oakleigh Thorne Chief Executive Officer August 24, 2004
/s/ REID SIMPSON Reid Simpson Chief Financial Officer August 24, 2004

        In accordance with clause (ii) of Item 601(b)(32) of Regulation S-K, the above certification (A) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or other wise subject to the liability of that section, and (B) shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company explicitly incorporates it by reference.

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Certification Pursuant To 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.